Exhibit 99.10

                             EMPIRE GLOBAL CORP.
                             (the "Corporation")

                     PRESIDENT & CEO POSITION DESCRIPTION


Appointment

1. The President & CEO will be appointed, serve and be removed at the pleasure of the Board.


Primary Duties of the President & CEO

2. In addition to fulfilling his or her duties as an individual director, the duties of the President & CEO are to:

    (a) serve as the Corporation's role model for responsible, ethical and effective decision making;

    (b) provide the Corporation with executive leadership and operational management;

    (c) with respect to strategic leadership:

        (i) formulate the Corporation's strategic plan;

        (ii) present the Corporation's goals and strategic plan to the Board for their approval;

        (iii) update the Board regarding the Corporation's progress in reaching the approved goals and deploying the approved strategic plan;

        (iv) implement capital and operating plans to support the strategic plan;

        (v) update the Board regarding operational and financial matters relevant to the Corporation;

        (vi) advise the Board of the Corporation's resources, industry and regulatory constraints and opportunities;

        (v) identify the risks of the strategy and suggest systems to manage such risks;

    (d) with respect to financial leadership:

        (i) propose capital commitment and expenditure budgets for approval by the Board;

        (ii) develop operating forecasts for revenues, expenditures, operational results and financial performance;

        (iii) authorize the commitment of funds and corporate resources to fulfilling contracts, transactions and arrangements in the ordinary course of business and as approved by the Board; and

        (iv) take reasonable steps to ensure that the Corporation's assets are safeguarded and optimized in the best interests of shareholders;

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    (e) with respect to administrative leadership:

        (i) develop and maintain an effective organizational structure;

        (ii) establish clear responsibilities for individuals within the organizational structure;

        (iii) establish, with the assistance of the Corporate Governance & Nominating Committee, a succession plan for executive management;

    (f) with respect to governance leadership take reasonable steps to:

        (i) ensure that the Corporation and the executive officers are practicing responsible, ethical and effective decision;

        (ii) ensure that the Corporation and the executive officers are promoting a corporate culture that promotes ethical practices, integrity, accountability and social responsibility;

        (iii) establish effective control mechanisms for the Corporation's operations to ensure the integrity of the Corporation's internal control and management information systems; and

        (iv) ensure that all operations and activities of the Corporation are conducted in compliance with applicable laws, regulations, exchange requirements, governance documents approved by the Board, policies, the Code of Business and sound business practices;

    (g) with respect to public leadership, act as the principal spokesperson for the Corporation and oversee interactions between the Corporation, the public, investors, regulators and the media; and

    (h) with respect to management, and with the assistance of the Board:

        (i) delineate management's responsibilities; and

        (ii) annually determine the goals and objectives to be made by management in the performance of their duties.